Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Valspar Corporation of our reports dated December 22, 2005 with respect to the consolidated financial statements of The Valspar Corporation and subsidiaries, The Valspar Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Valspar Corporation and subsidiaries, included in the 2005 Annual Report to Shareholders of The Valspar Corporation.

Our audits also included the financial statement schedule of The Valspar Corporation listed in Item 15(a). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements of our reports dated December 22, 2005 with respect to the consolidated financial statements of The Valspar Corporation and subsidiaries, The Valspar Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Valspar Corporation and subsidiaries, incorporated by reference and our report in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended October 28, 2005.

Registration Statement Form S-3 No. 333-78487 and related Prospectus; Forms S-8 Nos. 33-51224 and 33-51226 pertaining to The Valspar Stock Ownership Trusts; Forms S-8 Nos. 33-39258, 333-29979, 333-87385, 333-46865, 333-67668 and 333-105971 pertaining to The Valspar Corporation 1991 Stock Option Plan; Forms S-8 Nos. 33-51222 and 333-46865 pertaining to The Valspar Profit Sharing Retirement Plan; Forms S-8 Nos. 33-53824 and 333-01319 pertaining to The Valspar Corporation Key Employee Annual Bonus Plan; Forms S-8 Nos. 333-129135 and 333-46865 pertaining to The Valspar Corporation Stock Option Plan for Non-Employee Directors; Form S-8 No. 333-67668 pertaining to The Valspar Corporation 2001 Stock Incentive Plan; and Form S-4 No. 333-128753 and related Prospectus.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
January 9, 2006